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                                  Exhibit 4.18

                              AVONDALE MILLS, INC.,

                              AVONDALE INCORPORATED

                                       AND

                   AND THE HOLDERS LISTED IN EXHIBIT A HERETO

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                         DATED AS OF ____________, 2005

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                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of ______________, 2005, by and among Avondale Mills, Inc., an Alabama corporation (the "COMPANY"), Avondale Incorporated, a Georgia corporation (the "GUARANTOR"), and each of the holders from time to time of the Company's Floating Rate Notes due July 1, 2012 listed in Exhibit A hereto (the "NEW NOTES"), as such Exhibit may be amended from time to time in accordance with the terms of this Agreement (each a "HOLDER" and collectively, the "HOLDERS").

                                    RECITALS

      WHEREAS, pursuant to the terms of certain Exchange Agreements (the "EXCHANGE AGREEMENTS"), the Holders agreed to exchange, for themselves or on behalf of several managed accounts, outstanding 10-1/4% Senior Subordinated Notes due 2013 of the Company for New Notes; and

      WHEREAS, pursuant to the Exchange Agreements the Company, the Guarantor and the Holders desire to enter into this Agreement and agree that this Agreement shall govern the rights of the Holders to cause the Company to register New Notes held by the Holders and certain other matters as set forth herein; and

      NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

      1. DEFINITIONS. As used in this Agreement, the following terms shall have the indicated meanings:

            "1934 ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCHANGE AGREEMENTS" has the meaning set forth in the first WHEREAS clause hereto.

            "HOLDER" means any Holder, as defined in the Preamble to this Agreement, and any permitted assignee of any Holder to whom such rights have been duly assigned in accordance with Section 3.2 hereof, in each case that holds Registrable Securities that have not been sold in a public offering or pursuant to Rule 144.

            "INDEMNIFIED PARTY" means a party entitled to indemnity in accordance with Section 2.4.

            "INDEMNIFYING PARTY" means a party obligated to provide indemnity in accordance with Section 2.4.

            "INSPECTORS" has the meaning set forth in Section 2.2(h) hereof.

            "LOSSES" has the meaning set forth in Section 2.4(a) hereof.

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            "NEW NOTES" has the meaning specified in the Recitals to this
      Agreement and shall include any subsequently issued Floating Rate Notes due July 1, 2012 of the Company held by Persons becoming parties to this Agreement pursuant to the terms hereof.

            "PERSON" means an individual corporation, partnership, limited liability company or partnership, association, trust, joint venture or other entity.

            "PIGGYBACK REGISTRATION" has the meaning set forth in Section 2.1 hereof.

            "RECORDS" has the meaning set forth in Section 2.2(h) hereof.

            "REGISTER," "REGISTERED," and "REGISTRATION" refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness by the SEC of such registration statement or document.

            "REGISTRABLE SECURITIES" means any New Notes; provided, however, that any New Notes shall cease to be Registrable Securities at such time as the Company's obligations with respect to such New Notes pursuant to
      Section 2.1 hereof terminate pursuant to the provisions hereof. Notwithstanding the foregoing, Registrable Securities shall exclude any New Notes sold by a Holder in a public offering or in a private transaction in which rights under Section 2 hereof are not assigned in accordance with this Agreement.

            "REGISTRATION EXPENSES" means all reasonable expenses incident to the Company's performance of or compliance with its obligations under this Agreement to effect the registration and sale of Registrable Securities under a registration statement filed with respect to a Piggyback Registration, including, without limitation, all registration, filing, word processing, duplicating and printing expenses, messenger and delivery expenses, road show expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by each holder thereof included in such registration pro rata in proportion to the number of Registrable Securities of such holder included in such registration.

            "RULE 144" means Rule 144 of the Securities Act.

            "SEC" means the United States Securities and Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

      2. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

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      2.1.  PIGGYBACK REGISTRATIONS.

            (a) PIGGYBACK REGISTRATIONS. The Company shall notify all holders of New Notes in writing prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of debt securities of the Company in an aggregate principal amount of $50,000,000 or more (other than a registration statement on Form S-8 or other limited purpose form) (each a "PIGGYBACK REGISTRATION") and will afford each Holder of Registrable Securities the opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder, provided that the Company is not required to include any Registrable Securities in a Registration Statement unless the Company receives written requests from Holders to register at least $25,000,000 in aggregate principal amount of New Notes. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within thirty (30) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.

            (a) UNDERWRITING. If a registration statement under which the Company gives notice under Section 2.1(a) is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities, and the Company will, subject to the provisions described below in Section 2.1(c), use its commercially reasonable efforts to arrange for such underwriters to include the New Notes to be offered and sold by the applicable holders of the New Notes among the debt securities to be distributed by such underwriters. In such event, the right of any such Holder to have its Registrable Securities included in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in such underwriting on the terms agreed to between the Company and the managing underwriter and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into the form of underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. If any Holder so elects, such Holder may elect to withdraw from the underwriting therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

            (c) CUTBACK. If the managing underwriter with respect to a Piggyback Registration advises the Company and the participating Holders that, in its reasonable opinion, the number of securities requested to be included in such registration (including securities of the Company which are not New Notes) exceed the number which can be sold in such offering without a reduction in the anticipated number of, or in the selling price anticipated to be received for, the securities to be sold in such public offering, then:

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            (i) if such registration is a primary registration on behalf of the
      Company, such reduction will be pro rata among (x) the amount of securities to be included therein for the account of the Company and (y) the New Notes proposed to be included by the applicable Holders; and

            (ii) if such registration is an underwritten secondary registration on behalf of holders of debt securities of the Company, the Company will include therein: (x) first, up to the full amount of securities to be included therein for the account of the Company and the New Notes proposed to be included by the applicable Holders and (y) second, all other securities proposed to be sold by any other persons that, in the opinion of the managing underwriter, can be sold without adversely affecting the success of the offering. If any reduction is required in the number of securities to be registered by the Company and the applicable Holders as set forth in the preceding sentence, such reduction will be pro rata among
      (x) the amount of securities to be included therein for the account of the Company and (y) the New Notes proposed to be included by the applicable Holders.

      (d) DELAY OR WITHDRAWAL OF REGISTRATION. If, at any time after giving a notice of registration and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register or to delay registration of such debt securities, the Company may, at its election, give prompt written notice of such determination to each applicable Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any New Notes in connection with such registration, but not in connection with any future Piggyback Registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering New Notes for the same period as the delay in registering such other securities.

      (e) HOLDBACK. Unless the managing underwriter agrees, upon notice from the Company each Holder agrees that it will not make any direct or indirect purchase or sale of debt securities of the Company (a) during the seven days prior to the effective date of any registration statement filed by the Company in connection with a public offering and (b) during the 120 days after the effective date of any registration statement filed by the Company in connection with a public offering, in either case except as part of such registration statement, whether or not such Holder participates in such registration.

      (f) CESSATION OF SALES. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 2.2(g)(ii) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the then current prospectus until (i) such Holder is advised in writing by the Company that a new registration statement covering the offer of Registrable Securities has become effective under the Securities Act, (ii) such Holder receives copies of any required supplemented or amended prospectus, or (iii) such Holder is advised in writing by the Company that the use of the prospectus may be resumed; provided, however, that the Company shall use its reasonable best efforts to cure any such misstatement, omission

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      or event that is applicable to the registration statement as soon as reasonably practicable after delivery of such notice pursuant to Section 2.2(g)(ii) hereof. Such periods of discontinued use of the registration statement shall not exceed 120 days in any 365-day period. If so directed in writing by the Company, on the happening of such event, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            (g) EXPENSES. The Company will pay all Registration Expenses incurred in connection with each Piggyback Registration undertaken pursuant to this Agreement. In connection with each Piggyback Registration, in addition to such Registration Expenses, the Company will reimburse the Holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of the Registrable Securities included in such registration.

            (h) NUMBER OF PIGGYBACK REGISTRATIONS. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request to participate in a registration initiated by the Company under this Section 2.1, provided that all conditions to the Company's obligations under Section 2.1 are satisfied.

      2.2. OBLIGATIONS OF THE COMPANY. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall use its commercially reasonable efforts to, as promptly as reasonably possible:

            (a) REGISTRATION STATEMENT. Prepare and file with the SEC a registration statement on a form for which it is eligible with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and to keep such registration statement effective for a period of up to ninety (90) days or until the distribution contemplated in the Registration Statement has been completed, whichever is shorter; provided, however, that such 90-day period shall be extended for a period of time equal to any periods the Holder refrains from selling any securities included in such registration at the request of the Company pursuant to Section 2.1(f); provided further that a registration statement registering the resale of the New Notes from time to time pursuant to Rule 415 under the Securities Act shall remain effective for any Registrable Securities included therein until such time as such New Notes are either sold pursuant to such registration statement or are eligible to be sold under Rule 144(k) under the Securities Act.

            (b) AMENDMENTS AND SUPPLEMENTS. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) PROSPECTUS. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities

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      Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) BLUE SKY. Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file or execute a general consent to service of process in any such states or jurisdictions or to take any action that would subject the Company to service of process in suits or to taxation, other than as to matters in transactions relating to the registration statement, in any jurisdictions where it is not now subject.

            (e) UNDERWRITING. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

            (f) NOTIFICATION. Notify each Holder participating in a Piggyback Registration and the managing underwriter, if any:

                  (i) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                  (ii) of any written comments from the Commission with respect to any filing referred to in clause (i) and of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                  (iii) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement; and

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the effectiveness of such registration statement.

            (g) FURTHER NOTIFICATION. Notify each Holder covered by any registration statement filed pursuant to this Agreement, (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (ii) of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, (iii) at the request of any such Holder, promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to

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      be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (h) INSPECTION. Make available for inspection during reasonable business hours by any Holder covered by any registration statement filed pursuant to this Agreement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each Holder agrees by acquisition of its Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, use reasonable efforts to give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

            (i) TRANSFER AGENT AND REGISTRAR. Provide a transfer agent and registrar for all Registrable Securities covered by any registration statement filed pursuant to this Agreement not later than the effective date of such registration statement.

            (j) STOP ORDER. Make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of any registration statement filed pursuant to this Agreement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

            (k) OPINION AND COMFORT LETTERS. Furnish, at the request of any Holder participating in a Piggyback Registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated as of such date, of counsel representing the Company for the purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities. The Company will also use its reasonable best efforts to have any "cold comfort" letters issued to any underwriters in connection with an underwritten offering, from the independent certified public accountants of the Company, addressed to the Holders requesting registration of Registrable Securities.

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            (l) CUSIP NUMBER. Provide a CUSIP number for all such Registrable
      Securities no later than the effective date of such registration.

            (m) COMPLIANCE WITH SEC RULES AND EARNINGS STATEMENT. Otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement;

            (n) INDENTURE; TRUST INDENTURE ACT. If registered and issued, the Registrable Securities or securities exchanged for the Registrable Securities will be issued pursuant to an indenture containing the material terms and other provisions contained in the New Notes and such other terms and provisions as are customary for a comparable indenture (the "INDENTURE"). The Indenture will be qualified under the Trust Indenture Act of 1939.

      2.3. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required to timely effect the registration of their Registrable Securities.

      2.4. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 2:

            (a) INDEMNIFICATION BY THE COMPANY. The Company shall, to the full extent permitted by law, indemnify and hold harmless each Holder who sells Registrable Securities pursuant to any registration statement filed in connection with a Piggyback Registration, its directors and officers, and each other Person, if any, who controls any such Holder within the meaning of the Securities Act, against any and all losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several (together, "LOSSES"), to which such Holder or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, or settlement of any litigation, in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, together with documents incorporated therein by reference, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or
      (y) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any registration or qualification of Registrable Securities, and the

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      Company will reimburse such Holder and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them, including any amounts paid in connection with any settlement effected with the consent of the Company, which consent will not be unreasonably withheld or delayed, in connection with investigating or defending any such Losses; provided that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information prepared and furnished to the Company by or on behalf of any Holder in an instrument duly executed by or on behalf of such Holder specifically identified for use therein or (B) any Holder's failure to send or give a copy of the final prospectus to the Persons asserting any untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any other person asserting the right to be indemnified, and shall survive the transfer of such securities by any Holder. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

            (b) INDEMNIFICATION BY THE HOLDERS. Each Holder holding Registrable Securities which are included or are to be included in any registration statement filed in connection with a Piggyback Registration, as a condition to including Registrable Securities in such registration statement, shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, or settlement of any litigation, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information prepared and furnished to the Company by or on behalf of such Holder in an instrument duly executed by or on behalf of such Holder specifically identified for use therein; and such Holder will reimburse the Company and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the obligation to indemnify will be individual (and not

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      joint and several) to each Holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other person asserting the right to be indemnified, and shall survive the transfer of Registrable Securities by such Holder. Each Holder shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors, employees, agents and partners, and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Company.

            (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this Section 2.4, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section 2.4, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense; and provided further that the Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the written opinion of legal counsel to the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party or there is some other conflict of interest between the Indemnifying Party and the Indemnified Party, and in that event the reasonable fees and expenses of such separate counsel to the Indemnified Parties shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties or counsels. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release

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      from all liability in respect to such claim or litigation. No Indemnifying
      Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. Each Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party or Indemnifying Parties may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

            (d) CONTRIBUTION. If the indemnity and reimbursement obligation provided for in any paragraph of this Section 2.4 is held by a court of competent jurisdiction to be unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof), claims, damages or liabilities referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof), claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits and the relative fault of the Indemnifying Party on the one hand and the Indemnified Party and any other sellers participating in the registration statement on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for this purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph. Notwithstanding the provisions of this Section 2.4, no seller of Registrable Securities shall be required to contribute any amount in excess of the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

            (e) INDEMNIFICATION PAYMENTS. The indemnification required by this
      Section 2.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

            (f) SURVIVAL. The obligations of the Company and Holders under this
      Section 2.4 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.

      3. MISCELLANEOUS.

      3.1. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York.

      3.2. SUCCESSORS AND ASSIGNS; ASSIGNMENT OF REGISTRATION RIGHTS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. Neither the Company nor any Holder may Transfer their rights and obligations under this Agreement; provided that a Holder may assign its rights and obligations hereunder to any affiliate of, or any successor to, such Holder to which such Holder transfers all or a portion of its Registrable Securities; provided, further that any such assignee agrees in writing to be bound by the provisions of this Agreement and any other agreements (including, but not limited to, the Exchange Agreement) to which any Holder is a party which affects the New Notes. The Holder shall provide the Company with written notice of such assignment, setting forth the name and address of the transferee and identifying the provisions of this Section 3.2 under which the rights under this Agreement are being assigned.

      3.3. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery.

      If to the Company or the Guarantor, at

      Avondale Mills, Inc.
      506 South Broad Street
      Monroe, Georgia 30655
      Attention:  Jack R. Altherr, Jr.
      Facsimile:  (770) 267-2543

      with a copy (which shall not constitute notice) to:

      King & Spalding LLP
      191 Peachtree Street
      Atlanta, Georgia 30303
      Attention:  Alan J. Prince, Esq.
      Facsimile:  (404) 572-5100

      If to a Holder:

      to the address set forth by each Holder's name on Exhibit A hereto.

      Any party may change or supplement the address to which notices, requests, waivers or other communications hereunder are to be delivered, or designate additional addresses, by giving the other parties written notice in the manner set forth in this Section.

      3.4. ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

      3.5. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then each such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if each such provision were so excluded and shall be enforceable in accordance with its terms.

      3.6. THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

      3.7. TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      3.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

      3.9. ADDITIONAL PARTIES. Notwithstanding anything to the contrary contained herein, any holder of New Notes, may, upon agreement of the Company, become a party to this Agreement and shall be deemed a Holder hereunder by executing and delivering to the Company a counterpart signature page to this Agreement. Upon the delivery of such signature page, Exhibit A hereto shall be amended to reflect the addition of such new Holder.

      3.10. AMENDMENTS. Any term of this Agreement may be amended only with the written agreement of the Company and Holders of the majority of the outstanding Registrable Securities; provided, that no consent shall be necessary for any amendment and/or restatement, the purpose of which is to include as "Holders" any transferees of New Notes from the Holders or any such transferees. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Holders and the Company.

      3.11. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of any party hereto nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default heretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach of default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party hereto shall be cumulative and not alternative.

      3.12. TERMINATION AS TO A HOLDER. This Agreement shall terminate as to a Holder at such times as such Holder ceases to hold any Registrable Securities.

      IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                         AVONDALE MILLS, INC.

                                         By:___________________________________
                                             Name:
                                             Title:

                                         AVONDALE INCORPORATED

                                         By:___________________________________
                                             Name:
                                             Title:

                [COUNTERPART SIGNATURE PAGES BEGIN ON NEXT PAGE]

                     Counterpart Signature Page For Holders

      The undersigned hereby agrees to become a party to that certain Registration Rights Agreement, dated as of _____________, 2005 (the "AGREEMENT") by and among Avondale Mills, Inc., an Alabama corporation (the "COMPANY"), Avondale Incorporated, a Georgia corporation, and each holder of the Company's Floating Rate Notes due July 1, 2012 (the "NEW NOTES") listed in Exhibit A thereto, as such Exhibit may be amended from time to time in accordance with the terms of the Agreement. From and after the undersigned's execution and delivery and the Company's acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the New Notes owned by the undersigned shall be deemed to be subject to the terms and provisions of the Agreement.

                                              _________________________________
                                              Printed Name of Holder

                                              Signature of Holder

                                              Address:_________________________
                                              _________________________________
                                              _________________________________

                                              Date:____________________________

                                 EXHIBIT A

Name and Address                 Aggregate Principal Amount of Floating Rate
                                    Notes due July 1, 2012 owned or represented